SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 23, 1998, by and between Clearview Cinema Group, Inc., a Delaware corporation (the "COMPANY"), and Proprietary Convertible Investment Group, Inc. (the "PURCHASER").

         The Company wishes to sell to the Purchaser, and the Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, shares (the "PREFERRED SHARES") of the Company's Class C Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). The Preferred Shares are convertible pursuant to the terms of a Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as EXHIBIT B (the "CERTIFICATE OF DESIGNATION"), into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK").
Dividends on the Preferred Shares are payable, subject to the terms and conditions of the Certificate of Designation, in cash or, at the option of the Company, in shares of Common Stock (the "DIVIDEND PAYMENT SHARES"). The Preferred Shares, the Conversion Shares and the Dividend Payment Shares are collectively referred to herein as the "SECURITIES". The Conversion Shares and the Dividend Payment Shares are collectively referred to herein as the "COMMON SHARES".

         The Company has agreed to effect the registration of the Conversion Shares and the Dividend Payment Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Registration Rights Agreement of even date herewith by and between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT"). The sale of the Preferred Shares by the Company to the Purchaser will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act.

         The Company and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.

         1.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Purchaser agrees to purchase three thousand (3,000) Preferred Shares at a purchase price equal to one thousand dollars ($1,000) per share (the "PURCHASE PRICE").

         1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares hereunder (the "CLOSING") will be deemed to occur when this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and the Purchaser (which delivery may be effected by facsimile transmission), and full payment of the Purchase Price has been made by the Purchaser by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Preferred Shares purchased by the Purchaser at the Closing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

         1.3 CERTAIN DEFINITIONS. When used herein, (A) "BUSINESS DAY" shall mean any day on which the New York Stock Exchange (the "NYSE") and commercial banks in the city of New York are open for business, (B) an "AFFILIATE" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "CONTROL" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

         2.1 AUTHORIZATION; ENFORCEABILITY. The Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Preferred Shares, to acquire the Conversion Shares upon conversion of the Preferred Shares and to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and all other agreements, documents, certificates or other instruments executed and delivered by or on behalf of the Purchaser at the Closing. This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         2.2 ACCREDITED INVESTOR; INVESTMENT INTENT. The Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, the Purchaser does not agree to hold the Securities for any minimum or specific term (except as otherwise may be provided in this Agreement) and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

         2.3 INFORMATION. The Company has provided the Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares hereunder. Neither such information nor any other investigation conducted by the Purchaser or any of its representatives shall modify, amend or otherwise affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

         2.4 LIMITATIONS ON DISPOSITION. The Purchaser acknowledges that, except as provided


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

in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred, sold or otherwise disposed of without registration under the Securities Act or unless pursuant to an exemption therefrom (it being understood that, in the case of a sale of Common Shares pursuant to any such exemption to a buyer that is not an affiliate of the Purchaser, the Purchaser will deliver to the Company an opinion of counsel to the effect that such exemption is available). Other than a transfer of the Preferred Shares in their entirety to an affiliate of the Purchaser, the Purchaser agrees that, without the consent of the Company, none of the Preferred Shares may be transferred, sold or otherwise disposed of prior to the Maturity Date (as defined in the Certificate of Designation).

         2.5  LEGEND.   The   Purchaser   understands   that  the   certificates
representing the Securities may bear at issuance a restrictive legend in substantially the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered, sold or otherwise disposed of unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale or disposition. Such securities are issued subject to the provisions of (i) the Certificate of Designation relating to the Class C Convertible Preferred Stock of Clearview Cinema Group, Inc. (the "Company"), (ii) a Securities Purchase Agreement, dated as of April 23, 1998, by and between the Company and the purchaser named therein, and (iii) a Registration Rights Agreement, dated as of April 23, 1998, by and between the Company and such purchaser."

               Notwithstanding  the foregoing,  it is  agreed  that, as  long as
(A) the resale or transfer (including without limitation a pledge) of any of the Common Shares is registered pursuant to an effective registration statement, (B) such Common Shares can be sold pursuant to Rule 144 under the Securities Act ("RULE 144") and a registered broker dealer provides to the Company a customary broker's Rule 144 letter and the Purchaser delivers to the Company a customary seller's representation letter (including without limitation a representation of the Purchaser's present intention to sell such Common Shares) and a copy of any Form 144 which may have been required to be filed by the Purchaser pursuant to Rule 144, or (C) such Common Shares are eligible for resale under Rule 144(k), such Common Shares shall be issued without any legend or other restrictive language and, with respect to Common Shares upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

         2.6 SHORT SALES. The Purchaser hereby acknowledges and agrees that it will not, directly or indirectly, engage in any short sales of shares of Common Stock during the period from the date of this Agreement until the first date on which the Purchaser no longer owns any Preferred Shares. Notwithstanding the foregoing, (i) nothing contained herein will be deemed to limit the right of any affiliate of the Purchaser to engage in short sales resulting from customer orders or which are effected on a proprietary basis by trading personnel who are not acting at the direction or request


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

of the Purchaser or any employee of the Purchaser (ii) the Purchaser shall have the right, as long as the Closing Bid Price for the Common Stock exceeds the Fixed Conversion Price (each as defined in the Certificate of Designation), to establish an aggregate short position (including any such position previously established) of up to ten thousand (10,000) shares of Common Stock, and to maintain that position thereafter regardless of whether the Closing Bid Price exceeds the Fixed Conversion Price. As used herein, the term "short sale" shall have the meaning specified in Rule 3b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); provided, however, that such term shall not include any such sale (x) effected as a result of a failure by the Company to issue Conversion Shares or to deliver certificates representing such shares in accordance with the terms of the Certificate of Designation or (y) which involves a number of shares of Common Stock up to and including the number of Conversion Shares for which a Conversion Notice (as defined in the Certificate of Designation) has been, or will be on the day on which such short sales are effected, submitted to the Company.

         2.7 SELLING RESTRICTIONS. The Purchaser shall not sell on any Trading Day (as defined in the Certificate of Designation) a number of Conversion Shares (the "MAXIMUM SALE AMOUNT") that exceeds the greatest of (i) seven thousand (7,000) Conversion Shares, (ii) fifteen percent (15%) of the total number of shares of Common Stock traded on such Trading Day on all of the exchanges and/or markets on which the Common Stock is then traded, and (iii) fifteen percent (15%) of the average daily trading volume for the Common Stock on all of the exchanges and/or markets on which the Common Stock is then traded during the period of five (5) Trading Days immediately preceding, but not including, such Trading Day (collectively, the "SELLING RESTRICTIONS"), and shall not direct or request that any other person sell shares of Common Stock for the purpose of circumventing or avoiding the effect of the Selling Restrictions; PROVIDED, HOWEVER, that if, at any time during the Restricted Period, the Purchaser refrains from selling Conversion Shares for one or more consecutive Trading Days, up to a maximum of five (5) Trading Days (each such period of one or more Trading Days being referred to herein as a "NO-SALE PERIOD"), the Maximum Sale Amount applicable to the first Trading Day on which the Purchaser sells Conversion Shares following the end of the No-Sale Period shall be increased by an amount equal to the aggregate of the Maximum Sale Amounts applicable to all of the Trading Days occurring during the No-Sale Period. The Selling Restrictions shall cease to apply (i) in the event that the Company delivers an Exchange Notice or a Major Announcement (each as defined in the Certificate of Designation) is made and/or (ii) twenty (20) days prior to the Maturity Date (as defined in the Certificate of Designation) and/or (iii) at such time as the number of Conversion Shares into which the outstanding Preferred Shares are then convertible represents less than one percent (1%) of the number of shares of Common Stock then outstanding.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to the Purchaser and agrees with the Purchaser that, as of the date of this Agreement and as of the Closing Date:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the


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

jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

         3.2 AUTHORIZATION; CONSENTS. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments executed and delivered by or on behalf of the Company at any Closing (the instruments described in (i),
(ii) and (iii) being collectively referred to herein as the "TRANSACTION DOCUMENTS"), to execute and perform its obligations under the Certificate of Designation, to issue and sell the Preferred Shares to the Purchaser in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation and to issue the Dividend Payment Shares in accordance with the Certificate of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, and (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the American Stock Exchange ("AMEX") or otherwise), except that the provisions of the Transaction Documents requiring that the Common Shares be listed on the AMEX, NYSE or the Nasdaq National Market System ("NMS") may require the approval of the Company's stockholders in the event that the number of shares of Common Stock issuable pursuant to the conversion of the Preferred Shares pursuant to the Certificate of Designation is equal to or exceeds twenty percent (20%) of the number of shares of Common Stock outstanding as of the Closing Date.

         3.3 ENFORCEMENT. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         3.4 DISCLOSURE DOCUMENTS; AGREEMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and (ii) all Current Reports on Form 8-K required to be filed by the Company with the Commission since December 31, 1997 (collectively, the "DISCLOSURE DOCUMENTS"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date



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

of the filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. Neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The written information described in paragraph 2.3 above (other than such materials that were not prepared by or on behalf of the Company) does not contain an untrue statement of material fact and does not include any material, non-public information.

         3.5 CAPITALIZATION. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on SCHEDULE 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on SCHEDULE 3.5, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.



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         3.6 VALID ISSUANCE.  The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of the Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company. The Dividend Payment Shares are duly authorized and, upon the issuance thereof in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

         3.7 NO CONFLICT WITH OTHER INSTRUMENTS. Neither the Company nor any of its subsidiaries is in violation of any provisions of its charter, Bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Other than as set forth on
SCHEDULE 3.7, the (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) execution and filing of the Certificate of Designation, and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares and the Dividend Payment Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities.

         3.8 FINANCIAL CONDITION; TAXES; LITIGATION.

                  3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.


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

                  3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes, other than tax returns as to which the failure to file would not have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

                  3.8.3 Each of the Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity.

                  3.8.4 Except as described on SCHEDULE 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.9 REPORTING COMPANY; FORM SB-2. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is currently eligible to register for resale shares of its Common Stock on a registration statement on Form SB-2 under the Securities Act pursuant to Rule 415 thereunder.

         3.10 ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares and the issuance of Dividend Payment Shares in accordance with the terms of the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of Preferred Shares and to issue Dividend Payment Shares in accordance with the terms of the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

         3.11 INTELLECTUAL PROPERTY. The Company and its subsidiaries each owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by it, and is not aware of any infringement by a third party with respect to such rights or of any infringement by it or conflict with asserted rights of others that, in any such case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.12 REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the other
Transaction Documents or the Certificate of Designation which has not been waived.

         3.13 TRADING ON AMEX. The Common Stock is listed on the AMEX and trading in the Common Stock on the AMEX has not been suspended. The Company is in full compliance with all material requirements of the AMEX for continued listing of the Common Stock, and does not reasonably anticipate that the Common Stock will be delisted from the AMEX, whether by reason of the transactions contemplated by this Agreement, the other Transaction Documents or the Certificate of Designation, and is not aware of any inquiry by and has not received any notice from the AMEX regarding any failure or alleged failure by the Company to comply with such requirements.

         3.14 SOLICITATION. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares or
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

         3.15 FEES. Except as described on SCHEDULE 3.15 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

         3.16 FOREIGN CORRUPT PRACTICES. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         3.17 OTHER ISSUANCES OF SECURITIES. The Company has not issued (and will not issue) any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares to the Purchaser, or the issuance of the Conversion Shares upon conversion thereof, for purposes of determining whether stockholder approval is required under the listing requirements of the AMEX.

         3.18 TITLE. Except as set forth on SCHEDULE 3.18, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property, in each case purported to be owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         3.19 REGULATORY PERMITS. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.       COVENANTS OF THE COMPANY.

         4.1 CORPORATE EXISTENCE. The Company shall, so long as the Purchaser or any affiliate of the Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

         4.2 PROVISION OF INFORMATION. The Company shall provide the Purchaser, as long as any Preferred Shares are outstanding, with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after the filing thereof with the Commission.

         4.3 FORM D; BLUE-SKY QUALIFICATION. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to the Purchaser at or prior to such Closing.

         4.4 REPORTING STATUS. As long as the Purchaser or any affiliate of the Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with the Transaction Documents attached to such Form 8-K as an exhibit thereto, on or before the fifteenth (15th) day following the Closing Date in the form required by the Exchange Act.

         4.5 RESERVATION OF COMMON STOCK. The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares hereunder, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares (the "RESERVED AMOUNT"). As of the Closing Date, the Reserved Amount shall be equal to no less than 150% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (such number to be determined using the Conversion Price in effect on the Closing Date). If during any period of five (5) consecutive business days, the Reserved Amount is less than 150% of the number of shares of Common Stock then issuable upon conversion of all of the Preferred Shares then outstanding (such number to be determined using the Conversion Price in effect on such date), the Company must take action (including without limitation seeking stockholder authorization for the authorization or reservation of additional shares of Common Stock) as soon as practicable but in no event later than the fifth (5th) business day following receipt by the Company of notice thereof from the Purchaser or in the case of stockholder authorization (i) within sixty (60) days following receipt by the Company of notice thereof from the Purchaser or (ii) if earlier, the second (2d) Business Day following the Corporation's receipt of notice from the Commission that the Commission has no comments or no further comments on the Corporation's related proxy statement) to increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Preferred Shares are then convertible. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the Purchaser.

         4.6 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes only, in the ordinary course of its business and consistent with past practice, including without limitation for the acquisition or development of movie theaters, and shall not use such proceeds to make a loan to any employee, officer or director of the Company or to repurchase or pay a dividend on shares of Common Stock or other securities junior to the Class C Preferred Stock.

         4.7 LISTING ON AMEX. The Company shall (i) promptly following the Closing, take such action as may be necessary to include the number of shares of Common Stock required to be reserved by the Company pursuant to Section 4.5 above for listing on the AMEX and (ii) use its best efforts to maintain such listing on the AMEX or, if applicable, the NYSE or NMS.

         4.8 USE OF PURCHASER NAME. Except as may be required by applicable law, the Company shall not use, directly or indirectly, the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

         4.9 COMPANY'S INSTRUCTIONS TO TRANSFER AGENT. On or prior to the Closing Date, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "TRANSFER AGENT") (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from the holder thereof in the amount specified in such Conversion Notice, in the name of such holder or its nominee, (ii) to issue certificates representing the Dividend Payment Shares upon the issuance thereof in accordance with the Certificate of Designation,
(iii) to deliver such certificates to such holder no later than the close of business on or before the later of (a) the third (3rd) business day following the related Conversion Date or Dividend Payment Date (each as defined in the Certificate of Designation), as the case may be, and (b) the date on which the certificate(s) representing the Preferred Shares being converted are delivered to the Company or the Transfer Agent by such holder and (iv) that the Conversion Shares or the Dividend Payment Shares, as the case may be, will not bear a restrictive legend as long as (A) the resale or transfer (including without limitation a pledge) of such shares is registered pursuant to an effective registration statement, (B) such shares can be sold pursuant to Rule 144, a registered broker dealer provides to the Company a customary broker's Rule 144 letter and the holder delivers to the Company a customary seller's representation letter including without limitation a representation of the holder's present intention to sell such shares, or (C) such shares are eligible for resale under Rule 144(k), and, with respect to shares upon which such legend may be stamped, upon the occurrence of any such event, the Transfer Agent shall issue new certificates without such legend to the holder upon request. The Company shall instruct the Transfer Agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Preferred Shares, or issuance of the Dividend Payment Shares, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and the Purchaser has not informed the Company that it wishes to receive physical certificates therefor, the transfer agent may effect delivery of Conversion Shares or Dividend Payment Shares, as the case may be, by crediting the account of the Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with the Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict the Purchaser's right to convert the Preferred Shares or to receive Conversion Shares or Dividend Payment Shares in accordance with the terms of the Certificate of Designation. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company will use its best efforts to cause the Transfer Agent to continue to act as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

         4.10 CAPITAL RAISING LIMITATION/REGISTRATION LIMITATION. Unless otherwise consented to in writing by the Purchaser, the Company will not (A) during the ninety (90) day period following the Closing Date, issue, offer for sale or sell any Common Stock or other equity security of the Company, or any security or instrument convertible or exercisable into or exchangeable for Common Stock or any such equity security, except pursuant to securities or other rights described on SCHEDULE 4.10(A) (the "CAPITAL RAISING LIMITATION"), or (B) during the one hundred and eighty (180) day period following the day on which the Registration Statement (as defined in the

Registration Rights Agreement) is declared effective by the Commission, register any Common Stock or other equity security of the Company (other than Conversion Shares or Dividend Payment Shares) on a registration statement filed by the Company under the Securities Act, except pursuant to the rights described on
SCHEDULE 4.10(B) (the "REGISTRATION LIMITATION"). The Capital Raising Limitation will not apply to (i) the issuance of Common Stock as consideration in a merger, consolidation or acquisition, in connection with a theater development project, or pursuant to an employee benefit plan of the Company, in any such case the primary purpose of which is not to raise equity capital, (ii) the issuance of Common Stock pursuant to a strategic partnership or joint venture which is formed for a bona fide commercial purpose, (iii) the issuance of Common Stock pursuant to a registered public offering, or (iv) the issuance of warrants, options or other rights to receive Common Stock in connection with a registered public offering of the Company's debt securities or an offering of the Company's debt securities pursuant to Rule 144A under the Securities Act where, in either such case, the Company receives gross proceeds in excess of fifty million dollars ($50,000,000). The Registration Limitation will not apply with respect to "piggyback" rights granted by the Company prior to the date of this Agreement which would allow the holders of the Company's securities to include such securities on a registration statement being filed by the Company under the Securities Act.

         4.11 RIGHT OF FIRST OFFER. The Company agrees that, prior to any offer or sale by the Company of Common Stock (or any securities convertible or exercisable into or exchangeable for Common Stock) during the one (1) year period following the Closing Date (the "FIRST OFFER PERIOD"), it will deliver to the Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide the Purchaser with an option during the ten (10) business day period following delivery of such notice to purchase all or any part of the securities being offered on substantially the same terms as contemplated by the Company in connection with such issuance (the "RIGHT OF FIRST OFFER"). The Purchaser may exercise the Right of First Offer by delivering written notice of such exercise to the Company on or before the last day of such ten business day period. In the event that the Purchaser either fails to exercise the Right of First Offer during such ten business day period or informs the Company in writing that it does not intend to participate in all or a part of the issuance to which such Right of First Offer relates, the Company may offer to a third party the amount of securities which were declined by the Purchaser, on the same terms as were offered to the Purchaser. The Right of First Offer will not apply with respect to a bona fide registered public offering of the Common Stock.

5.  CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. The Purchaser's obligations at the Closing, including without limitation its obligation to purchase Preferred Shares, are conditioned upon the fulfillment (or waiver by the Purchaser) of each of the following events as of the Closing Date:

                  5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

                  5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

                  5.1.3 the Company shall have delivered to the Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 5.1.1 and 5.1.2 above have been fulfilled as of the Closing;

                  5.1.4 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and shall have furnished the Purchaser with a file-stamped copy thereof;

                  5.1.5 the Company shall have delivered to the Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on
                              Exhibit 5.1.5 hereto;

                  5.1.6 the Company shall have delivered duly executed certificates representing the Preferred Shares being so purchased;

                  5.1.7 the Company shall have executed and delivered the Registration Rights Agreement;

                  5.1.8 the Common Stock shall be listed on the AMEX and trading in the Common Stock shall not have been suspended;

                  5.1.9 there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

                  5.1.10 the Company shall have authorized and reserved for issuance at least one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (such number to be determined using the Conversion Price in effect on the Closing Date); and

                  5.1.11 each of the Company's executive officers who own shares of Common Stock shall have executed and delivered a letter agreement addressed to the
                              Purchaser regarding such person's agreement to refrain from selling such person's holdings of Common Stock for one (1) year from the Closing Date, PROVIDED that such sales may be made -------- pursuant to (i) a registered public offering, (ii) a merger, acquisition or tender offer that requires or permits such person to tender such Common Stock, (iii) a strategic partnership or joint venture which is formed for a bona fide commercial purpose or (iv) rights granted to a pledgee of such Common Stock pursuant to a margin arrangement.

                  5.1.12 each of the Company's executive officers who owns shares of Common Stock shall have executed and delivered a letter agreement addressed to the
                              Purchaser regarding such person's agreement to vote such shares in favor of any proposal made at or in connection with any meeting of the holders of the Company's Common Stock regarding (i) approval of the transactions contemplated herein or (ii) the authorization of additional shares of Common Stock for issuance upon conversion of the Preferred Shares; and

                  5.1.13 the Company shall have notified the Purchaser in writing of the name, address, telephone number and fax number of the Transfer Agent (and the name of a contact person or persons) for the purpose of delivering Conversion Notices (as defined in the Certificate of Designation).

         5.2 CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligations at the Closing are conditioned upon the fulfillment (or waiver by the Company) of each of the following events as of the Closing Date:

                  5.2.1       the   representations   and   warranties   of  the
                              Purchaser shall be true and correct in all material respects as of such date as if made on such date;

                  5.2.2 the Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing; and

                  5.2.3 the Purchaser shall have delivered to the Company a certificate, signed by an officer of the Purchaser, certifying that the conditions specified in paragraphs 5.2.1 and 5.2.2 above have been fulfilled as of the Closing.


6.       MISCELLANEOUS.

                  6.1 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

                  6.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Preferred Shares to an affiliate of the Purchaser in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

                   6.3 NO RELIANCE. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

                  6.4 INJUNCTIVE RELIEF. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

                  6.5 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  6.7 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.8 NOTICES. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:


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


                  IF TO THE COMPANY:

                  Clearview Cinema Group, Inc.
                  97 Main Street
                  Chatham, New Jersey 07928
                  Attn: A. Dale Mayo
                  Tel:  973-377-4646
                  Fax:  973-377-4303

                  WITH A COPY TO:

                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylvania 15222-2312
                  Attn: Janice C. Hartman, Esq.
                  Tel:  412-355-6500
                  Fax:  412-355-6501

                  IF TO THE PURCHASER:

                  Proprietary Convertible Investment Group, Inc.
                  c/o Credit Suisse First Boston Corporation
                  Eleven Madison Avenue, 3rd Floor
                  New York, New York  10010
                  Attn:  Allan Weine, John McAvoy
                  Tel:  (212) 325-2302
                  Fax:  (212) 325-6519

                  6.9 EXPENSES. The Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, PROVIDED, HOWEVER, that the Company shall reimburse the Purchaser for all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of the Certificate of Designation, this Agreement and the other Transaction Documents in an amount not to exceed twenty five thousand dollars ($25,000).

                  6.10 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

                  6.11 ADJUSTMENT DUE TO STOCK SPLITS, ETC. Any reference herein to a number of shares of Common Stock shall be adjusted upwards or downwards, as the case may be, in the event that (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock or other similar event, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event.

                  Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CLEARVIEW CINEMA GROUP, INC.


By: __________________________
     Name:
     Title:


PROPRIETARY CONVERTIBLE INVESTMENT
  GROUP, INC.


By: ______________________________
     Name:
     Title:



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